Exhibit 31.4

CERTIFICATION

I, Chris Degnan, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of UroGen Pharma Ltd.; and

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 30, 2025	/s/ Chris Degnan
Chief Financial Officer
(Principal Financial and Accounting Officer)